UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 3, 2009 (March 31, 2009)

CRAWFORD & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

1-10356	58-0506554
(Commission File Number)	(IRS Employer Identification No.)

1001 Summit Blvd, N.E., Atlanta, Georgia	30319
(Address of Principal Executive Offices)	(Zip Code)

(404) 300-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2009, Crawford & Company (the “Company”) entered into an Amendment (the “Amendment) to Crawford & Company The Garden City Group, Inc. Employment Agreement (the “Employment Agreement”) for David A. Isaac, Chief Executive Officer of The Garden City Group, Inc., a subsidiary of the Company (“GCG”). The Amendment amends the Employment Agreement to provide for the payment of annual incentive compensation under the Crawford & Company 2007 Management Team Incentive Compensation Plan (the “Management Team Incentive Compensation Plan”). The Amendment also corrects a scrivener’s error regarding the computation of performance shares payable under the terms of the Employment Agreement.

The Nominating/Corporate Governance/Compensation Committee of the Company’s Board of Directors has established for Mr. Isaac an award opportunity and performance goals for the 2009 and 2010 performance periods under the Management Team Incentive Compensation Plan. The award opportunity provides a minimum bonus for each such year of $250,000 if GCG achieves 10% growth in three-year pre-tax income (as defined in the Employment Agreement) during the applicable performance period. The award opportunity provides a target bonus for each such year of $400,000 if GCG achieves 15% growth in three-year pre-tax income during the applicable performance period. The award opportunity provides a maximum bonus for each such year of $600,000 if GCG achieves 20% growth in three-year pre-tax income during the applicable performance period. Awards will payable on a pro rata basis for performance results between applicable minimum, target and maximum performance goals.

The foregoing summary is qualified in its entirety by reference to the Amendment to the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Number	Exhibit
10.1	Amendment to Crawford & Company The Garden City Group, Inc., Employment Agreement for David A. Isaac.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ Allen W. Nelson
Name:	Allen W. Nelson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: April 3, 2009

EXHIBIT INDEX

Number	Exhibit
10.1	Amendment to Crawford & Company The Garden City Group, Inc., Employment Agreement for David A. Isaac.